Exhibit 99.1

Project Crewline Press Release

NOT FOR IMMEDIATE RELEASE

New Relic to be Acquired by Francisco Partners and TPG for $6.5 Billion

New Relic Shareholders to Receive $87.00 Per Share in Cash

SAN FRANCISCO — July 31, 2023 — New Relic. (NYSE: NEWR), the all-in-one observability platform for every engineer, today announced that it has entered into a definitive agreement to be acquired by Francisco Partners, a leading global investment firm that specializes in partnering with technology businesses, and TPG, a leading global alternative asset management firm, for $87.00 per share in cash. The all-cash transaction values New Relic at an equity valuation of approximately $6.5 billion.

The purchase price represents a premium of approximately 26% to New Relic’s 30-day volume-weighted average closing price ending on July 28, 2023, and approximately a 30% premium to New Relic’s last-twelve-months volume-weighted average closing price ending on July 28, 2023. Upon completion of the transaction, New Relic will become a private company with enhanced flexibility to continue investing in its leading observability platform and meeting the data and efficiency needs of its customers.

Hope Cochran, Lead Independent Director of the New Relic Board, said, “We are pleased to have reached this agreement with Francisco Partners and TPG, which delivers significant, immediate value to shareholders. This transaction is the result of a comprehensive process that included engagement with both financial and strategic parties, led by a transaction committee that included representatives of two of our largest public shareholders. The Board is unanimous in its belief that today’s transaction appropriately reflects the Company’s innovative and strong business while maximizing shareholder value, and I am immensely proud to have worked alongside New Relic’s outstanding management team and my fellow Directors to transform New Relic at this pivotal time.”

Lew Cirne, Founder and Executive Chairman of the New Relic Board, said, “Ever since our founding over 15 years ago, New Relic has created and delivered groundbreaking innovations, with a maniacal focus on delivering a leading observability platform to help our customers deliver better software faster. We are pleased to partner with Francisco Partners and TPG, who are committed to continuing to build upon New Relic’s strong foundation and achieve its full potential.”

Bill Staples, CEO of New Relic, said, “New Relic has made significant progress on its consumption business transition and, together with Francisco Partners and TPG, we will have the resources and flexibility to not only complete the final chapter of this transition, but also accelerate our strategy and provide customers with a standardized data-driven practice that any company can benefit from. I am proud of all that the team at New Relic has achieved, and I thank each of our employees for executing in a dynamic market and contributing to our continued success.”

“We’ve always admired New Relic’s best-in-class technology platform and New Relic’s continued commitment to provide its customers with a product that continually exceeds expectations,” said Dipanjan “DJ” Deb, co-founder & CEO of Francisco Partners.

“We continue to see tremendous opportunity for New Relic given their unique position in an evolving industry, and as a private company we believe they will achieve their full potential and optimize observability,” said Brian Decker and Evan Daar, Partners at Francisco Partners.

“As technology continues to become more feature rich and AI-enabled, the need for visibility is only increasing,” said Nehal Raj, Co-Managing Partner of TPG Capital. “New Relic is a pioneer in the observability market, providing developers and engineers with a unified platform to proactively monitor and manage mission critical applications.”

“Digital infrastructure management is a key thematic focus area for TPG, and we’re excited to partner with New Relic to grow the company’s customer relationships and continue enhancing its product capabilities,” continued TPG’s Art Heidrich. TPG will invest in New Relic through TPG Capital, the firm’s U.S. and European late-stage private equity platform.

“We have appreciated the partnership with New Relic’s directors and management team over the past few years as the company has executed its business model transformation and achieved profitable growth. We enthusiastically support this transaction, which we firmly believe represents the best outcome for shareholders,” said directors RK Mahendran, Partner at HMI Capital Management, and Kevin Galligan, Partner at JANA Partners.

Approvals and Timing

The transaction was approved by the New Relic Board of Directors. New Relic shareholders Lew Cirne, JANA Partners LLC, and HMI Capital Management, L.P., representing approximately 20% of New Relic’s outstanding shares, have signed voting agreements in support of the transaction. As part of this transaction, Mr. Cirne will be rolling over approximately 40% of his beneficial shareholdings.

The transaction is expected to close in late 2023 or early 2024, subject to the satisfaction of customary closing conditions and certain regulatory items, including the approval of New Relic’s shareholders and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is not subject to a financing condition. Upon completion of the transaction, New Relic common stock will no longer be listed on any public market.

Under the terms of the agreement, New Relic may solicit alternative acquisition proposals from third parties during a 45-day “go-shop” period following the date of execution of the merger agreement. The New Relic Board of Directors will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurances that the “go-shop” will result in a superior proposal. New Relic does not intend to disclose developments related to the solicitation process unless it determines such disclosure is appropriate or is otherwise required.

First Quarter Earnings and Conference Call Update

Separately, New Relic today announced its first quarter fiscal year 2024 financial results, which can be found on New Relic’s investor relations website at http://ir.newrelic.com. In light of the announced transaction with Francisco Partners and TPG, New Relic has canceled the earnings conference call previously scheduled for August 8, 2023, at 2:00 p.m. PT / 5:00 p.m. ET.

Advisors

Qatalyst Partners is serving as financial advisor to New Relic, and Latham & Watkins LLP is acting as legal counsel.

Morgan Stanley & Co. LLC is acting as lead financial advisor to Francisco Partners and TPG. Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Moelis & Company are also advising the firms. Davis Polk & Wardwell LLP, Paul Hastings LLP, and Kirkland & Ellis LLP are acting as legal counsel to Francisco Partners and TPG. Freshfields Bruckhaus Deringer US LLP is acting as legal counsel to Mr. Cirne.

About New Relic

As a leader in observability, New Relic empowers engineers with a data-driven approach to planning, building, deploying, and running great software. New Relic delivers the only unified data platform that empowers engineers to get all telemetry—metrics, events, logs, and traces—paired with powerful full stack analysis tools to help engineers do their best work with data, not opinions. Delivered through the industry’s first usage-based consumption pricing that’s intuitive and predictable, New Relic gives engineers more value for the money by helping improve planning cycle times, change failure rates, release frequency, and mean time to resolution. This helps the world’s leading brands including adidas Runtastic, American Red Cross, Australia Post, Banco Inter, Chegg, GoTo Group, Ryanair, Sainsbury’s, Signify Health, TopGolf, and World Fuel Services (WFS) improve uptime, reliability, and operational efficiency to deliver exceptional customer experiences that fuel innovation and growth. www.newrelic.com.

About Francisco Partners

Francisco Partners is a leading global investment firm that specializes in partnering with technology and technology-enabled businesses. Since its launch over 20 years ago, Francisco Partners has invested in more than 400 technology companies, making it one of the most active and longstanding investors in the technology industry. With approximately $45 billion in capital raised to date, the firm invests in opportunities where its deep sectoral knowledge and operational expertise can help companies realize their full potential. For more information on Francisco Partners, please visit www.franciscopartners.com.

About TPG

TPG (NASDAQ: TPG) is a leading global alternative asset management firm, founded in San Francisco in 1992, with $137 billion of assets under management and investment and operational teams around the world. TPG invests across five multi-strategy platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction involving New Relic, FP and TPG. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. New Relic expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of New Relic and will contain important information about the proposed transaction and related matters. INVESTORS OF NEW RELIC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at New Relic’s website at ir.newrelic.com/financial-information.

Participants in the Solicitation

New Relic and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of New Relic’s stockholders in connection with the proposed merger will be set forth in New Relic’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Statements in this communication contain “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on New Relic’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by New Relic, FP and TPG, all of which are subject to change. Such statements generally include words such as “may,” “will,” “should,” “would,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, estimates and projections. The forward-looking statements in this communication include statements regarding the transaction and the ability to consummate the transaction. Forward-looking statements speak only as of the date they are made, and New Relic undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of New Relic’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by FP and TPG to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) New Relic’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm New Relic’s business, including current plans and operations; (x) the ability of New Relic to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting New Relic’s business; (xiii) general economic and market developments and conditions; (xiv) the evolving legal, regulatory and tax regimes under which New Relic operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect New Relic’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact New Relic’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as New Relic’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on New Relic’s financial condition, results of operations, or liquidity. New Relic does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contact

Media Contact

Elena Keamy

New Relic, Inc.

PR@newrelic.com

Investor Contact

Ingo Friedrichowitz

New Relic, Inc.

IR@newrelic.com

Francisco Partners

Whit Clay / Sarah Braunstein

wclay@sloanepr.com / sbraunstein@sloanepr.com

TPG

Courtney Power

media@tpg.com